UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 23, 2019

Future FinTech Group Inc.

(Exact name of registrant as specified in its charter)

Florida	000-34502	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23F, China Development Bank Tower,

No. 2, Gaoxin 1st Road, Xi'an, China 710075

(Address of principal executive offices, including zip code)

(86-29) 8187-8277

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FTFT	Nasdaq Stock Market

Item 1.01 Entry into a Material Definitive Agreement

On October 23, 2019, Future FinTech Group Inc. (the “Company”), entered into a Forbearance Agreement (the “Agreement”) with Iliad Research and Trading, L.P., a Utah limited partnership (the “Lender”).

Pursuant to the Agreement, Lender agreed to withdraw a Redemption Notice delivered by the Lender to the Company on September 30, 2019 which was issued pursuant to a Secured Convertible Promissory Note issued by the Company to the Lender dated March 26, 2019 (the “Note”). Lender agreed not to make any redemptions pursuant to the Note before October 25, 2019. The parties agreed, in the event Lender delivers a Redemption Notice to the Company and the redemption amount set forth therein is not paid in cash to Lender within three (3) trading days, then the applicable redemption amount shall be increased by 25% (the “First Adjustment,” and such increase to the redemption amount, the “First Adjusted Redemption Amount”). In the event the First Adjusted Redemption Amount is not paid within three (3) trading days after the date of First Adjustment, then the First Adjusted Redemption Amount shall be increased in accordance with the following formula: $0.75 divided by the lowest closing trade price of the Common Stock of the Company during the twenty (20) trading days prior to the date of the Second Adjustment and the resulting quotient multiplied by the First Adjusted Redemption Amount (the “Second Adjustment,” and such increase to the First Adjusted Redemption Amount, the “Second Adjusted Redemption Amount”), provided, however, that such formula shall only be applied if the resulting quotient is greater than one (1) and such formula shall in no event be used to reduce the First Adjusted Redemption Amount. Upon payment in cash of the First Adjusted Redemption Amount or Second Adjusted Redemption Amount, the outstanding balance of the Note will be reduced by the original amount set forth in the Redemption Notice. The Company also agreed that during each calendar month, beginning in the month of October 2019, it will reduce the outstanding balance of the Note by at least $100,000 and if the outstanding balance is reduced by more than $100,000 in a given month, then the portion of the balance reduction amount that exceeds $100,000 may be counted toward the minimum balance reduction requirement in the next month or months.

The foregoing description of the Forbearance Agreement is not complete and is qualified in its entirety by reference to the full text of the Forbearance Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibits are filed with this report.

Exhibits Number	Description
10.1	Forbearance Agreement by and between Future FinTech Group Inc. and Iliad Research and Trading, L.P. dated October 23, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Future FinTech Group Inc.

Date: October 28, 2019	By:	/s/ Yongke Xue
	Name:	Yongke Xue
	Title:	Chief Executive Officer

2